www.TractorSupply.com

TRACTOR SUPPLY COMPANY REPORTS THIRD QUARTER RESULTS
~ Earnings per Share Increased 31.4% to $0.46 vs. $0.35 ~
~ Raises Full Year 2013 EPS Guidance ~
~ Total Sales Increased 13.4% to $1.21 Billion and Comparable Store Sales Increased 7.5% ~

Brentwood, Tennessee, October 23, 2013 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced financial results for its third fiscal quarter ended September 28, 2013.

Third Quarter Results
Net sales increased 13.4% to $1.21 billion from $1.07 billion in the prior year’s third quarter. Comparable store sales increased 7.5% versus a 2.9% increase in the prior year period. The increase in comparable store sales was broad-based and driven by strong results in key consumable, usable and edible (C.U.E.) products as well as seasonal merchandise. Sales benefited from an extended spring selling season that resulted from mild temperatures through much of the quarter.

Gross profit increased 16.4% to $415.7 million from $357.2 million in the prior year’s third quarter. As a percent of sales, gross margin increased 90 basis points to 34.4% from 33.5% in the prior year period. The increase in gross margin resulted from the favorable impact of the Company’s key gross margin enhancing initiatives as well as a strong sell-through of spring seasonal products, resulting in fewer markdowns. These increases were partially offset by the continued mix shift to lower-margin, freight-intensive C.U.E. products.

Selling, general and administrative expenses, including depreciation and amortization, improved to 26.0% of sales compared to 26.2% of sales in the prior year’s third quarter. The expense leverage was primarily attributable to strong comparable store sales growth and was partially offset by 40 basis points of one-time costs related to the relocation of its Southeast distribution center and corporate data center.

Net income for the quarter was $64.8 million, or $0.46 per diluted share, compared to net income of $50.0 million, or $0.35 per diluted share, in the third quarter of the prior year. All references to per share amounts reflect a two-for-one stock split that was effective September 26, 2013.

The Company opened 23 new stores and closed one store in the third quarter of 2013 compared to 17 new store openings and one store closure in the prior year’s third quarter.

Greg Sandfort, President and Chief Executive Officer, stated, “We are very pleased with our strong third quarter results and continued momentum in our business. We reacted appropriately to the extended spring and summer selling season and our stores were well-stocked with the right products and inventory levels to drive sales. Mild temperatures and the appropriate product assortment drove strong sell-through of C.U.E. and seasonal merchandise, which, in turn, led to strong comparable store sales, fewer seasonal markdowns and a significant improvement in gross margin. We believe we are well-positioned heading into the important holiday selling season and will continue to execute the business around our sales and margin enhancing initiatives.”

First Nine Months Results
Net sales increased 11.0% to $3.75 billion from $3.38 billion in the first nine months of 2012. Comparable store sales increased 5.3% versus a 5.5% increase in the first nine months of 2012. Gross profit increased 11.6% to $1.27 billion from $1.14 billion and gross margin increased 20 basis points to 34.0% of sales from 33.8% of sales in the first nine months of 2012.

Selling, general and administrative expenses, including depreciation and amortization, increased 9.3% to $906.3 million, and improved as a percent of sales to 24.2% compared to 24.6% for the first nine months of 2012.

Net income increased 18.0% to $232.4 million from $197.0 million and net income per diluted share increased 21.5% to $1.64 from $1.35 for the first nine months of 2012.

The Company opened 71 new stores and closed two stores in the first nine months of 2013 compared to 68 new store openings and two store closures during the first nine months of 2012.

Company Outlook
Based on stronger than expected net income per diluted share for the first nine months of the year, the Company now anticipates net income per diluted share for the full-year 2013 will range between $2.24 and $2.27, compared to its previous guidance of $2.18 and $2.22, which reflects the recent two-for-one stock split. Net sales for the full-year 2013 are now expected to range between $5.12 billion and $5.17 billion compared to the Company’s previously expected range of $5.10 billion to $5.17 billion. Comparable store sales for the year are now expected to increase 4.2% to 5.0% compared to the prior expectation for an increase of 4.0% to 5.0%.

Conference Call Information
Tractor Supply Company will be hosting a conference call at 5:00 p.m. Eastern Time today to discuss the quarterly results. The call will be broadcast simultaneously over the Internet on the Company’s website at TractorSupply.com and can be accessed under the link “Investor Relations.” The webcast will be archived shortly after the conference call concludes and will be available through November 6, 2013.

About Tractor Supply Company
At September 28, 2013, Tractor Supply Company operated 1,245 stores in 47 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including lawn and garden items, power equipment, gifts and toys; (4) maintenance products for agricultural and rural use; and (5) work/recreational clothing and footwear.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding estimated results of operations, capital expenditures and new store openings in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the mix of goods sold, purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, the ability to manage expenses successfully and execute our key gross margin-enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, failure to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of privacy, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial tables to follow)

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	THIRD QUARTER ENDED				NINE MONTHS ENDED
	September 28, 2013		September 29, 2012		September 28, 2013		September 29, 2012

		% of		% of		% of		% of
		Sales		Sales		Sales		Sales
Net sales	$1,208,090	100.0%	$1,065,638	100.0%	$3,749,695	100.0%	$3,377,954	100.0%
Cost of merchandise sold	792,424	65.6	708,467	66.5	2,475,798	66.0	2,236,522	66.2
Gross profit	415,666	34.4	357,171	33.5	1,273,897	34.0	1,141,432	33.8

Selling, general and administrative expenses	287,859	23.8	257,184	24.1	833,269	22.2	763,036	22.6
Depreciation and amortization	26,137	2.2	22,208	2.1	73,056	2.0	66,380	2.0

Operating income	101,670	8.4	77,779	7.3	367,572	9.8	312,016	9.2
Interest expense, net	350	—	241	—	1,085	—	855	—

Income before income taxes	101,320	8.4	77,538	7.3	366,487	9.8	311,161	9.2
Income tax expense	36,553	3.0	27,517	2.6	134,134	3.6	114,191	3.4
Net income	$64,767	5.4%	$50,021	4.7%	$232,353	6.2%	$196,970	5.8%

Net income per share:
Basic (a)	$0.46		$0.35		$1.67		$1.38
Diluted (a)	$0.46		$0.35		$1.64		$1.35

Weighted average shares outstanding:
Basic (a)	139,524		141,482		139,304		142,766
Diluted (a)	141,726		144,626		141,689		146,196

Dividends declared per common share outstanding (a)	$0.13		$0.10		$0.36		$0.26

(a) Share and per share amounts reflect a two-for-one stock split that was effective September 26, 2013.

Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 28, 2013	September 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$45,988	$70,185
Restricted cash	—	8,400
Inventories	1,142,013	1,020,140
Prepaid expenses and other current assets	45,794	50,892
Deferred income taxes	19,823	12,307
Total current assets	1,253,618	1,161,924

Property and equipment:
Land	72,225	51,665
Buildings and improvements	556,153	499,695
Furniture, fixtures and equipment	395,159	340,285
Computer software and hardware	141,986	112,523
Construction in progress	55,022	33,000
	1,220,545	1,037,168
Accumulated depreciation and amortization	(586,149)	(508,169)
Property and equipment, net	634,396	528,999

Goodwill	10,258	10,258
Deferred income taxes	5,283	—
Other assets	15,751	15,122

Total assets	$1,919,306	$1,716,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$403,521	$362,059
Accrued employee compensation	28,398	29,221
Other accrued expenses	136,234	125,884
Current portion of capital lease obligations	39	35
Income taxes payable	2,323	24,834
Total current liabilities	570,515	542,033

Revolving credit loan	40,000	—
Capital lease obligations, less current maturities	1,214	1,255
Deferred income taxes	—	2,478
Deferred rent	76,914	77,414
Other long-term liabilities	46,152	38,910
Total liabilities	734,795	662,090

Stockholders’ equity:
Common stock	1,326	1,305
Additional paid-in capital	429,144	347,793
Treasury stock	(799,773)	(601,213)
Retained earnings	1,553,814	1,306,328
Total stockholders’ equity	1,184,511	1,054,213

Total liabilities and stockholders’ equity	$1,919,306	$1,716,303

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	NINE MONTHS ENDED
	September 28, 2013	September 29, 2012
Cash flows from operating activities:
Net income	$232,353	$196,970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,056	66,380
Gain on disposition of property and equipment	(170)	(65)
Stock compensation expense	10,349	14,051
Excess tax benefit of stock options exercised	(31,626)	(19,738)
Deferred income taxes	(3,485)	(14,789)
Change in assets and liabilities:
Inventories	(233,897)	(189,321)
Prepaid expenses and other current assets	6,014	836
Accounts payable	83,129	95,650
Accrued employee compensation	(20,002)	(19,040)
Other accrued expenses	(12,982)	(11,613)
Income taxes payable	(9,410)	32,698
Other	5,281	3,822
Net cash provided by operating activities	98,610	155,841
Cash flows from investing activities:
Capital expenditures	(156,791)	(111,176)
Proceeds from sale of property and equipment	331	321
Decrease in restricted cash	8,400	13,470
Net cash used in investing activities	(148,060)	(97,385)
Cash flows from financing activities:
Borrowings under revolving credit agreement	175,000	—
Repayments under revolving credit agreement	(135,000)	—
Excess tax benefit of stock options exercised	31,626	19,738
Principal payments under capital lease obligations	(27)	(27)
Repurchase of shares to satisfy tax obligations	(3,942)	(6,581)
Repurchase of common stock	(90,601)	(163,840)
Net proceeds from issuance of common stock	30,024	22,710
Cash dividends paid to stockholders	(50,272)	(37,236)
Net cash used in financing activities	(43,192)	(165,236)
Net decrease in cash and cash equivalents	(92,642)	(106,780)
Cash and cash equivalents at beginning of period	138,630	176,965
Cash and cash equivalents at end of period	$45,988	$70,185

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$406	$1,143
Income taxes	148,519	95,577
Non-cash accruals for construction in progress	11,798	8,911	*

* The Company changed the presentation of the prior period non-cash accruals for construction in progress to conform to the presentation used in the current period.

Selected Financial and Operating Information
(Unaudited)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	Sept. 28, 2013	Sept. 29, 2012	Sept. 28, 2013	Sept. 29, 2012
Sales Information:
Same-store sales increase	7.5%	2.9%	5.3%	5.5%
New store sales (% of total sales)	5.1%	6.0%	5.2%	5.9%
Average transaction value	$42.68	$42.32	$44.11	$43.78

Same-store average transaction value increase	0.8%	0.2%	0.6%	2.1%
Same-store average transaction count increase	6.7%	2.6%	4.6%	3.1%
Total selling square footage (000’s)	19,983	18,503	19,983	18,503

Store Count Information:
Beginning of period	1,223	1,135	1,176	1,085
New stores opened	23	17	71	68
Stores closed	(1)	(1)	(2)	(2)
End of period	1,245	1,151	1,245	1,151

Pre-opening costs (000’s)	$2,385	$1,791	$5,743	$5,403

Balance Sheet Information:
Average inventory per store (000’s) (a)	$848.4	$825.5	$848.4	$825.5
Inventory turns (annualized)	3.03	3.02	3.21	3.18
Share repurchase program:
Cost (000’s)	$21,297	$61,304	$90,601	$163,840
Average purchase price per share (b)	$60.35	$45.03	$51.73	$44.49

Capital Expenditures (millions):
New and relocated stores and stores not yet opened	$21.6	$12.7	$51.5	$43.7
Corporate and other	12.9	10.5	25.0	11.6
Information technology	8.1	7.3	22.8	20.4
Distribution center capacity and improvements	7.8	7.4	40.9	10.4
Existing stores	7.6	7.3	13.1	15.2
Purchase of previously leased stores	0.2	0.4	3.5	9.9
Total	$58.2	$45.6	$156.8	$111.2

(a) Assumes average inventory cost, excluding inventory in transit.
(b) Per share amounts reflect a two-for-one stock split that was effective September 26, 2013.